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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 8, 2000 with respect to the balance sheet of Dealer Auto Receivables Owner Trust 2000-1 at August 8, 2000, in the Registration Statement (Form S-3 No. 333-32802) and related Prospectus of Dealer Auto Receivables Corp. dated August 8, 2000.

                                        /s/ Ernst & Young LLP
                                        ERNST & YOUNG LLP


Chicago, Illinois
August 8, 2000

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